As filed with the Securities and Exchange Commission on March 20, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CHENIERE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	2813	20-5913059
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

717 Texas Avenue, Suite 3100

Houston, Texas 77002

(713) 659-1361

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Don A. Turkleson

Chief Financial Officer

717 Texas Avenue, Suite 3100

Houston, Texas 77002

(713) 659-1361

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:

Geoffrey K. Walker Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200	Joshua Davidson Sean T. Wheeler Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ 333-139572

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(3)
Common Units representing limited partner interests	$326,025,000	$742

(1)	Includes common units issuable upon exercise of the underwriters’ over-allotment option.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)	Based on the initial public offering price of $21.00 per common unit. The registrant previously paid registration fees of $32,301 under a registration statement on Form S-1, as amended (File No. 333-139572), with respect to common units having a proposed maximum aggregate offering price of $301,875,000. The maximum aggregate offering price of the additional securities registered hereby is $24,150,000, and the registration fee payable in respect thereof is $742. Such amount will be paid promptly in accordance with the rules of the Securities and Exchange Commission.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission, in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement relates to the registrant’s Registration Statement on Form S-1 (Registration No. 333-139572) filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2006, as amended, which covers up to 14,375,000 Common Units representing limited partner interests in the registrant and was declared effective by the Commission on March 20, 2007 (as amended, the “Prior Registration Statement”). This registration statement is being filed pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended, to cover up to an additional 1,150,000 Common Units. The contents of the Prior Registration Statement are incorporated by reference into, and shall be deemed part of, this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibit and Financial Statement Schedules

All exhibits filed with or incorporated by reference into the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this registration statement. In addition, the following exhibits are filed herewith:

(a) The following documents are filed as exhibits to this registration statement.

Exhibit No.	Description
5.1	Opinion of Andrews Kurth LLP as to the legality of the securities being registered.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

23.1	Consent of UHY LLP.

23.2	Consents of Andrews Kurth LLP (included in Exhibit 5.1 and Exhibit 8.1).

23.3	Consent of Stone & Webster Management Consultants, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 20, 2007.

CHENIERE ENERGY PARTNERS, L.P.

By:	Cheniere Energy Partners GP, LLC, its general partner

By:	/S/ STANLEY C. HORTON
Name:	Stanley C. Horton
Title:	President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the general partner of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

* Charif Souki	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 20, 2007

/S/ STANLEY C. HORTON Stanley C. Horton	Director, President and Chief Operating Officer	March 20, 2007

* Don A. Turkleson	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 20, 2007

* Craig K. Townsend	Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 20, 2007

* Meg Gentle	Director	March 20, 2007

* Walter Williams	Director	March 20, 2007

*By:	/S/ STANLEY C. HORTON Stanley C. Horton Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Andrews Kurth LLP as to the legality of the securities being registered.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

23.1	Consent of UHY LLP.

23.2	Consents of Andrews Kurth LLP (included in Exhibit 5.1 and Exhibit 8.1).

23.3	Consent of Stone & Webster Management Consultants, Inc.